Exhibit 10.8

MATTHEWS INTERNATIONAL CORPORATION
1992 Stock Incentive Plan (as amended through April 25, 2006)
Restricted Share Agreement For Employees

MATTHEWS INTERNATIONAL CORPORATION, a Pennsylvania corporation (the "Corporation"), and __________________, an eligible employee of the Corporation or one of its Subsidiaries (the "Awardee"), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, agree as follows:

1.           Stock Award.  The Corporation hereby confirms the award to the Awardee of ______ shares of Class A Common Stock, par value $1.00 per share, of the Corporation (the “Class A Common Stock”) under and subject to the terms and conditions of the Corporation’s 1992 Stock Incentive Plan (as amended through April 25, 2006) (the “Plan”) and this Agreement (the "Restricted Stock").  The Plan is incorporated by reference and made a part of this Agreement as though set forth in full herein.  Terms which are capitalized but not defined in this Agreement have the same meaning as in the Plan unless the context otherwise requires.  This Restricted Stock award shall be effective as of November 12, 2007 (the "Effective Date"), provided that this Agreement is executed by the Awardee and delivered to the Corporation.  As of the Effective Date, the Awardee shall be a shareholder of the Corporation with respect to the Restricted Stock and shall have all the rights of a shareholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and to receive all dividends and other distributions paid with respect to the Restricted Stock, subject to the restrictions of the Plan and this Agreement.

2.           Acceptance of Restricted Share Award.  The Awardee accepts the award of  the Restricted Stock confirmed hereby, subject to the restrictions of the Plan and this Agreement.

3.           Performance-Based Restrictions.  The restrictions set forth in this Section 3 shall apply with respect to _____________ (_____) shares of the Restricted Stock (the “Performance Restricted Stock”).

A.  General.  If (i) the Awardee remains continuously employed with the Corporation and its Subsidiaries until the date(s) described in the following table (the “Performance Vesting Date(s)”), (ii) the shares of Performance Restricted Stock set forth in the table with respect to each respective Performance Vesting Date have not been previously forfeited to the Corporation pursuant to Section 5, and (iii) the restrictions imposed under this Agreement on such shares have not previously lapsed pursuant to Section 6, the restrictions imposed on the following respective numbers of shares of the Performance Restricted Stock shall lapse (except for the restriction set forth in Section 5 for the period set forth in Section 5), such shares shall become vested, and the Corporation shall instruct its transfer agent that such shares are no longer to be designated as restricted on the transfer agent’s book-entry records of the owners of the Class A Common Stock, as of the following respective date(s):

Performance Vesting Dates	Number of Shares of Performance Restricted Stock on Which the Restrictions Shall Lapse and Which Shall Vest

(a)The first date, if any, prior to November 12, 2012 on which the fair market value per share of the Class A Common Stock has equaled or exceeded $48.09 for a period of ten (10) consecutive trading days;
[Insert 1/3 of the number of shares of the Performance Restricted Stock]

(b)The first date, if any, prior to November 12, 2012 on which the fair market value per share of the Class A Common Stock has equaled or exceeded $54.65 for a period of ten (10) consecutive trading days; and
[Insert 1/3 of the number of shares of the Performance Restricted Stock]

(c)The first date, if any, prior to November 12, 2012 on which the fair market value per share of the Class A Common Stock has equaled or exceeded $61.21 for a period of ten (10) consecutive trading days.
[Insert 1/3 of the number of shares of the Performance Restricted Stock]

If any event described in Section 8 of the Plan occurs, the Committee shall make such adjustments to the amounts set forth in (a) – (c) above as it deems appropriate and equitable to prevent the dilution or enlargement of the rights of the Awardee under this Agreement.

The fair market value per share of the Class A Common Stock for purposes of this Agreement shall be determined under Section 5(H) of the Plan, and such fair market value per share of the Class A Common Stock on the Effective Date is $43.715.  If the Awardee’s employment with the Corporation and its Subsidiaries terminates prior to a Performance Vesting Date for any reason other than as a result of the Awardee’s death or permanent disability (as defined in Section 3.B.), voluntary termination of the Awardee’s employment with the consent of the Corporation (with such a voluntary termination by the Awardee requiring the written consent of the Committee or, in the case of an awardee other than the Chief Executive Officer of the Corporation, such Chief Executive Officer) (a “Voluntary Termination With Consent”), or the Awardee’s retirement under any retirement plan of the Corporation or one of its Subsidiaries, and the employment and stock performance restrictions with respect to such Performance Vesting Date have not previously lapsed pursuant to Section 6, the shares of the Performance Restricted Stock set forth in the table above in this Section 3.A. with respect to such Performance Vesting Date which have not been previously forfeited to the Corporation pursuant to Section 5 shall, upon such termination of employment and without any further action, be forfeited to the Corporation by the Awardee and cease to be issued and outstanding shares of the Class A Common Stock of the Corporation.  Any shares of the Performance Restricted Stock (i) which have not been previously forfeited to the Corporation pursuant to Section 5 or the immediately preceding sentence, (ii) for which the employment and stock performance restrictions have not previously lapsed pursuant to Section 6, and (iii) which have not vested prior to November 12, 2012 pursuant to the foregoing table shall, on November 12, 2012 and without any further action, be forfeited to the Corporation by the Awardee and cease to be issued and outstanding shares of the Class A Common Stock of the Corporation.

B.           Certain Terminations of Employment.  If the Awardee’s employment with the Corporation and its Subsidiaries terminates as a result of the Awardee’s death or permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986 as amended  (the “Code”) or any successor section), a Voluntary Termination With Consent, or the Awardee’s retirement under any retirement plan of the Corporation or one of its Subsidiaries, and the employment and stock performance restrictions have not previously lapsed with respect to shares of the Performance Restricted Stock pursuant to Sections 3.A. or 6, such shares of the Performance Restricted Stock which have not been previously forfeited to the Corporation pursuant to Section 5 or the last sentence of Section 3.A. shall continue to be eligible for vesting under the stock performance conditions set forth in Section 3.A.(a), (b) and (c) and shall become vested pursuant to the table set forth in Section 3.A., if (and at the time) the Performance Vesting Dates described in Section 3.A.(a), (b) and (c), respectively, occur within two years after the date of termination of employment of the Awardee.  Sections 5 and 6 and the last sentence of Section 3.A. shall continue to apply to shares of Performance Restricted Stock during such two-year period or, in the case of Section 6 and the last sentence of Section 3.A, if earlier, until such shares of Performance Restricted Stock become vested pursuant to the table set forth in Section 3.A.  The Corporation shall instruct its transfer agent to no longer designate as restricted on the transfer agent’s book-entry records of the owners of the Class A Common Stock any shares of the Performance Restricted Stock which become vested pursuant to this Section 3.B, provided that Section 5 shall continue to apply to such shares to the extent set forth in Section 5 for the period set forth in Section 5.  Any such shares of the Performance Restricted Stock on which the employment and stock performance restrictions under Section 3 of this Agreement have not previously lapsed, which have not been previously forfeited, and which have not become vested as of the close of business on the two-year anniversary of the date of termination of employment of the Awardee shall, without any further action, be forfeited to the Corporation by the Awardee at such time and cease to be issued and outstanding shares of the Class A Common Stock of the Corporation.

4.           Time-Based Restrictions.  The restrictions set forth in this Section 4 shall apply to all of the shares of the Restricted Stock which are not Performance Restricted Stock (i.e., the remaining ____ (___) shares of Restricted Stock) (the “Time-Based Restricted Stock”).

A.  General.  If, on or before November 12, 2010 (the “Vesting Date”), the Awardee’s employment with the Corporation and its Subsidiaries terminates for any reason other than as a result of (i) the Awardee’s death or permanent disability (as defined in Section 3.B.), (ii) a Voluntary Termination With Consent, or (iii) the Awardee’s retirement under any retirement plan of the Corporation or one of its subsidiaries, and this restriction has not previously lapsed pursuant to Section 6, the shares of the Time-Based Restricted Stock which have not been previously forfeited to the Corporation shall, upon such termination of employment and without any further action, be forfeited to the Corporation by the Awardee and cease to be issued and outstanding shares of the Class A Common Stock of the Corporation.  If (i) the Awardee remains an employee of the Corporation and its Subsidiaries until the Vesting Date, (ii) the shares of the Time-Based Restricted Stock have not been previously forfeited to the Corporation pursuant to Section 5, and (iii) the employment restriction described in the first sentence of this Section 4.A. (the “Section 4.A. Restriction”) has not previously lapsed pursuant to Section 6, the Section 4.A. Restriction on the Time-Based Restricted Stock shall lapse, such shares shall become vested, and the Corporation shall instruct its transfer agent that such shares are no longer to be designated as restricted on the transfer agent’s book-entry records of the owners of the Class A Common Stock, provided that Section 5 shall continue to apply to such shares to the extent set forth in Section 5 for the period set forth in Section 5.

B.  Certain Terminations of Employment.  If the Awardee terminates employment with the Corporation and its Subsidiaries due to any of the reasons set forth in Section 4.A. (i)-(iii), upon such termination the Section 4.A. Restriction on the shares of the Time-Based Restricted Stock which have not been previously forfeited to the Corporation pursuant to Section 5 and on which the Section 4.A. Restriction has not previously lapsed pursuant to Section 6, shall lapse, such shares shall become vested, and the Corporation shall instruct its transfer agent that such shares are no longer to be designated as restricted on the transfer agent’s book-entry records of the owners of the Class A Common Stock, provided that Section 5 shall continue to apply to such shares to the extent set forth in Section 5 for the period set forth in Section 5.

5.           Non-Competition/Non-Solicitation/Non-Disparagement.  If the Awardee (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Corporation or any of its Subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Corporation or any of its Subsidiaries, (iii) solicits any employee of the Corporation or any of its Subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Corporation or any of its Subsidiaries, or (iv) makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the Corporation or any of its Subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies), the Committee may (a) cause all shares of the Restricted Stock remaining subject to the employment and stock performance restrictions imposed by this Agreement to be immediately forfeited to the Corporation and the Awardee shall have no further rights with respect to such shares and/or (b) require the Awardee to promptly return and transfer, and thereby forfeit, ownership to the Corporation of all or a portion (at the discretion of the Committee) of the number of shares of the Restricted Stock which were issued or transferred by the Corporation to the Awardee within the three (3) years immediately preceding any such activity by the Awardee (or, at the discretion of the Committee, to pay to the Corporation in cash an amount equal to the fair market value of such number of shares of the Class A Common Stock as of the date of the determination by the Committee under this Section 5), provided, however, that this Section 5 shall not apply if a Section 9 Event occurs prior to any such activity by the Awardee.  Whether the Awardee has engaged in any of the activities referred to in the immediately preceding sentence shall be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

6.           Section 9 Event.  If (i) a Section 9 Event occurs, (ii) the employment and stock performance restrictions (if any) imposed by this Agreement on the shares of the Restricted Stock have not previously lapsed, and (iii) such shares of the Restricted Stock have not been previously forfeited to the Corporation, the employment and stock performance restrictions (if any) and the restrictions set forth in Section 5 imposed by this Agreement on such shares of the Restricted Stock remaining subject to such restrictions shall lapse upon the occurrence of such Section 9 Event, such shares shall become vested, and the Corporation shall instruct its transfer agent that such shares are no longer to be designated as restricted on the transfer agent’s book-entry records of the owners of the Class A Common Stock.

7.           Transfers.  Except for transfers to a trust that is revocable by the Awardee alone as permitted by Section 6 of the Plan and subject to the conditions set forth therein, the Awardee shall not sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, transfer or otherwise dispose of, either voluntarily or by operation of law, any shares of the Restricted Stock or any rights or interests appertaining thereto, prior to the lapse of the employment and stock performance restrictions (if any) imposed by this Agreement as to such shares, except that the shares of the Restricted Stock may be transferred by the Awardee by Will or, if the Awardee dies intestate, by the laws of descent and distribution of the state of domicile of the Awardee at the time of death.  Subsequent to the lapse of the employment and stock performance restrictions imposed by this Agreement as to shares of the Restricted Stock, Awardee agrees that such shares of the Restricted Stock cannot be offered, sold, pledged or otherwise disposed of, and the Awardee will not offer, sell, pledge or otherwise dispose of such shares of the Restricted Stock, except pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”) and qualification under applicable state and foreign securities laws, or (ii) in accordance with Rule 144 under the 1933 Act.

8.           Book-Entry Share Records.  As of the Effective Date, the shares of the Registered Stock shall be issued in book-entry form in the name of the Awardee until any forfeiture of the shares of the Restricted Stock to the Corporation.  As of the Effective Date, the Corporation shall instruct its transfer agent that the shares of the Restricted Stock (a) are to be recorded as owned by the Awardee and designated as restricted on the transfer agent’s book-entry records of the owners of the Class A Common Stock, and (b) may not be transferred from the name of the Awardee until the earlier of (i) when the Corporation instructs its transfer agent in writing pursuant to this Agreement to record the shares as owned by the Corporation (rather than by the Awardee) or (ii) when requested in writing by the Awardee (or the Awardee’s personal representative) after the Corporation has instructed its transfer agent in writing  that such shares are no longer to be designated as restricted on the transfer agent’s book-entry records.  If the employment and stock performance restrictions (if any) imposed by this Agreement lapse with respect to such shares, the Corporation shall instruct its transfer agent that such shares are no longer to be designated as restricted on the transfer agent’s book-entry records of the owners of the Class A Common Stock.  If such shares are forfeited to the Corporation by the Awardee under this Agreement, the Corporation shall instruct its transfer agent that such shares are no longer to be recorded as owned by the Awardee but rather shall be recorded as owned by the Corporation.  The Awardee hereby acknowledges that the transfer agent may take such action based solely on instructions from the Corporation and shall hold the transfer agent harmless from any liability for such action.

9.           Section 83(b) Election/Foreign Taxes.  If the Awardee is subject to taxation in the United States of America (the “United States”) the Awardee acknowledges that an election under Section 83(b) of the Code, may be available to the Awardee for Federal income tax purposes and that such election, if desired, must be made within thirty (30) days of the Effective Date.  The Awardee acknowledges that whether to make such election (or any similar election in a country other than the United States) is the responsibility of the Awardee, not the Corporation.  The Awardee may make the election as to any or all of both the Performance Restricted Shares and the Time-Based Restricted Shares.  The Awardee acknowledges that the Awardee and not the Corporation is responsible for all tax consequences, including but not limited to all non-United States tax consequences, and that the Awardee should consult the Awardee’s tax advisor with respect to any applicable election and all other tax aspects associated with this Agreement.

10.           Withholding of Taxes.  If the Awardee is subject to taxation in the United States, the Awardee shall be advised by the Corporation or a Subsidiary as to the amount of any United States Federal income or employment taxes required to be withheld by the Corporation or such Subsidiary on the compensation income resulting from the award of the Restricted Stock.  The timing of the withholding will depend on whether the Awardee makes an election under Section 83(b) of the Code.  State, local or foreign income or employment taxes may also be required to be withheld by the Corporation or a Subsidiary on any compensation income resulting from the award of the Restricted Stock.  The Awardee shall pay any taxes required to be withheld directly to the Corporation or any Subsidiary in cash upon receipt, provided, however, that taxes required to be withheld upon the vesting of the Restricted Stock (as opposed to upon the Awardee’s making of an election under Section 83(b) of the Code), may be paid by one or more of the following methods, at the election of the Awardee:

(a) in cash;

(b) if in compliance with any applicable securities laws, by having the Corporation withhold from the shares of Restricted Stock which have then vested for the Awardee, a number of such shares with a fair market value on the date of vesting of the Restricted Stock equal to the amount of such taxes (rounded down to the next whole number of shares) and with payment in cash by the Awardee to the Corporation or a Subsidiary of the difference between the amount of such taxes and the fair market value of such whole number of shares on such date of vesting; or

(c) if in compliance with any applicable securities laws, by delivery and transfer to the Corporation or a Subsidiary by the Awardee of a number of unencumbered shares of Class A Common Stock with a fair market value on the date of vesting of the Restricted Stock equal to the amount of such taxes (rounded down to the next whole number of shares) and with payment in cash by the Awardee to the Corporation or a Subsidiary of the difference between the amount of such taxes and the fair market value of such whole number of shares on such date of vesting.

If the Awardee does not pay any taxes required to be withheld directly to the Corporation or one of its Subsidiaries in the manner provided in this Section 10 within ten days after any such request, the Corporation or any of its Subsidiaries may withhold such taxes from any other compensation to which the Awardee is entitled from the Corporation or any of its Subsidiaries.  The Awardee shall hold the Corporation and its Subsidiaries harmless in acting to satisfy the withholding obligation in this matter if it becomes necessary to do so.  Notwithstanding other provisions of this Agreement, the Corporation shall not be required to instruct its transfer agent that shares of the Restricted Stock are no longer to be designated as restricted on the transfer agent’s book-entry records of the owners of the Class A Common Stock until all taxes required to be withheld with respect to the Restricted Stock have been paid to the Corporation or a Subsidiary.

11.           Effect of Agreement on Rights of Corporation and Awardee.  This Agreement does not confer any right on the Awardee to continue in the employ of the Corporation or any of its Subsidiaries or interfere in any way with the rights of the Corporation or any of its Subsidiaries to terminate the employment of the Awardee with the Corporation or any of its Subsidiaries at any time.

12.           Binding Effect.  This Agreement shall be binding upon the successors and assigns of the Corporation and upon the legal representatives, estate, heirs and legatees of the Awardee.

13.           Entire Agreement.  This Agreement constitutes the entire agreement between the Corporation and the Awardee and supersedes all prior agreements and understandings, oral or written, between the Corporation and the Awardee with respect to the subject matter of this Agreement.

14.           Amendment.  This Agreement may be amended only by a written instrument signed by the Corporation and the Awardee.

15.           Section Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation  of any of the provisions of this Agreement.

16.           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

17.           Interpretation of Plan and Agreement; Dispute Resolution.  This Agreement is the restricted stock agreement referred to in Section 6 of the Plan.  If there is any conflict between the Plan and this Agreement, the provisions of the Plan shall control.  Any dispute or disagreement which shall arise under or in any way relate to the interpretation or construction of the Plan or this Agreement shall be resolved by the Committee and the decision of the Committee shall be final, binding and conclusive for all purposes.  The Awardee and the Corporation irrevocably submit to the exclusive and sole jurisdiction and venue of the state courts of Allegheny County, Pennsylvania and the federal courts of the Western District of Pennsylvania with respect to any and all disputes arising out of or relating to the Plan, this Agreement, and/or the Restricted Stock, and agree that (a) sole and exclusive appropriate venue for any such action shall be such Pennsylvania courts, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Pennsylvania courts, and no other, (c) such Pennsylvania courts shall have sole and exclusive jurisdiction over the Awardee and the Corporation and over the subject matter of any dispute relating hereto and (d) the Awardee and the Corporation waive any and all objections and defenses to bringing any such action before such Pennsylvania courts, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

IN WITNESS WHEREOF, the Corporation and the Awardee have executed this Agreement as of this 12th day of November, 2007.

MATTHEWS INTERNATIONAL CORPORATION

By:____________________________________
      Chief Executive Officer

WITNESS:                                                                           AWARDEE:

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